UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2024

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment and Restatement of Outstanding Promissory Note

As previously reported, on April 12, 2024, SCWorx Corp. (the “Registrant”) issued a secured promissory note in the face amount of $330,000, in exchange for which it received cash in the amount of $300,000 (“Note”). In addition to the original issue discount of $30,000, the note bears interest at the rate of 5% per annum, is secured by all the Registrant’s assets and was due and payable May 10, 2024. On May 10, 2024, the Registrant and the holder of the Note amended and restated the Note to extend the maturity date until May 17, 2024.

Item 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of BF Borgers CPA PC

(a) Former independent registered public accounting firm

On May 3, 2024, the US Securities and Exchange Commission (“Commission”) entered an Order denying BF Borgers CPA PC (“BF Borgers”)the privilege of appearing or practicing before the Commission as an accountant. As a result, BF Borgers may not participate in or perform the audit or review of financial information included in Commission filings, issue audit reports included in Commission filings, provide consents with respect to audit reports, or otherwise appear or practice before the Commission. practicing before the SEC. As a result of the foregoing, On May 7, 2024, the board of directors of the SCWorx Corp. (the “Registrant” or “Company”) terminated BF Borgers as the Registrant’s independent registered public accounting firm. BF Borgers has audited the Registrant’s financial statements since 2021.

BF Borger’s report on the Company’s financial statements for the fiscal year ended December 31, 2022 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph relating to a substantial doubt regarding the Company’s ability to continue as a going concern.  During the fiscal year ended December 31, 2012, and through May 7, 2024, there were no disagreements with BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to BF Borgers’s satisfaction, would have caused BF Borgers to make reference to the subject matter of the disagreement in connection with its report.

During the fiscal year ended December 31, 2022, and through May 7, 2024, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses in internal control over financial reporting.

Since BF Borgers is not currently permitted to appear or practice before the Commission, the Company is not including a letter from BF Borgers stating whether it agrees with the above disclosures.

The Company is currently searching for a new independent registered public accounting firm and expects this process to delay the timely filing of our upcoming March 31, 2024 periodic filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWorx Corp.

	By:	/s/Timothy Hannibal
Timothy Hannibal
CEO

Dated: May 13, 2024

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